Exhibit 99.1

Investor Relations Contact: David Humphrey	Media Contact: Autumnn Mahar
Title: Vice President – Investor Relations	Title: Senior Manager, PR and Social
Phone: 479-785-6200	Phone: 479-494-8221
Email: dhumphrey@arcb.com	Email: amahar@arcb.com

ArcBest® Announces First Quarter 2022 Results

Solidifies Position as Leading Integrated Logistics Company and Delivers Record Profitability

●	First quarter 2022 revenue of $1.3 billion increased 61.0 percent over first quarter 2021.
●	Net income improved to $69.6 million, or $2.68 per diluted share. On a non-GAAP basis, first quarter 2022 net income was $79.8 million, or $3.08 per diluted share.
●	Continued significant investments in technology, customer solutions and people to drive revenue growth.

FORT SMITH, Arkansas, April 29, 2022 — ArcBest® (Nasdaq: ARCB), a leader in supply chain logistics, today reported first quarter 2022 revenue of $1.3 billion, reflecting an increase of $505.9 million compared to first quarter 2021. Each of ArcBest’s operating segments achieved double-digit percentage revenue growth over the prior year period. First quarter 2022 results include the impact of the acquisition of MoLo Solutions, LLC (“MoLo”), which was completed in November 2021.

ArcBest’s first quarter 2022 operating income was $94.9 million and net income was $69.6 million, or $2.68 per diluted share, compared to operating income of $32.2 million and net income of $23.4 million, or $0.87 per diluted share, in the first quarter of 2021.

Excluding certain items in both periods as identified in the attached reconciliation tables, first quarter non-GAAP operating income was $108.6 million, compared to $40.8 million in the prior-year period. On a non-GAAP basis, net income was $79.8 million, or $3.08 per diluted share, compared to $28.5 million, or $1.06 per diluted share, in the first quarter of 2021.

“Our outstanding first quarter results, including record profitability, demonstrate our success in transforming ArcBest and positioning it as one of the country’s leading integrated logistics companies,” said Judy R. McReynolds, ArcBest chairman, president and CEO. “Our strategy is working, underscored by improved operating margins across the business, and we are aggressively investing in our vision to ensure we continue innovating, developing our talent, enhancing our ability to serve customers and driving incremental revenue growth. As announced yesterday, our strong cash flow allows us to return more capital to shareholders by increasing both our share repurchase program and our dividend. We are confident our talented team is poised to execute on our clearly defined strategy, which will accelerate our growth trajectory while positioning ArcBest to operate even more efficiently and consistently for years to come.”

First Quarter Results of Operations Comparisons

Asset-Based

First Quarter 2022 Versus First Quarter 2021

●	Revenue of $705.3 million compared to $556.3 million, a per-day increase of 25.8 percent.
●	Total tonnage per day increase of 3.6 percent, including an increase of 0.9 percent in LTL-rated weight per shipment.
●	Total shipments per day increased 0.2 percent.

●	Total billed revenue per hundredweight increased 21.1 percent and was positively impacted by higher fuel surcharges. Revenue per hundredweight on LTL-rated business, excluding fuel surcharge, improved by a percentage in the double digits.
●	Operating income of $80.0 million compared to $30.1 million. On a non-GAAP basis, operating income of $87.0 million compared to $36.9 million.

Strength in the pricing environment and an increase in ABF Freight’s average weight per shipment both contributed to strong first quarter revenue growth in ArcBest’s Asset-Based business versus the prior year period. Despite inflationary pressures, customer demand and market rates remained solid and ArcBest continued to deliver on the increasing  supply chain needs of its customers through customized logistics solutions. Freight trends with ArcBest’s core LTL customers were also positive throughout the quarter while activities designed to optimize revenue, network balance, freight mix and shipments resulted in more efficient utilization of labor and network resources, and improved profitability. Asset-Based hiring initiatives were successful, contributing to ABF Freight adding over 600 new employees across key locations during the quarter.

Asset-Light‡

First Quarter 2022 Versus First Quarter 2021 (including the results of MoLo)

●	Revenue of $673.7 million compared to $311.5 million, a per-day increase of 114.6 percent.
●	Operating income of $22.8 million compared to $9.3 million. On a non-GAAP basis, operating income of $26.9 million compared to $10.2 million.
●	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) of $29.3 million compared to $12.1 million, as detailed in the attached non-GAAP reconciliation tables.

Enhanced customer demand and higher market rates drove strong first quarter revenue growth and record profitability in the ArcBest Asset-Light segment. The integration of MoLo and related synergy realization remains on schedule and is progressing as expected, contributing to increases in truckload brokerage revenue and business levels over the same period last year. In addition, supply chain solutions offered through managed transportation, expedite and international services were meaningful contributors to the enhanced financial results of the Asset-Light business. The higher operating income reflects increased revenue and effective cost management, which also resulted in greater operating leverage.

At FleetNet, increases in total events and revenue per event contributed to growth in total revenue and profitability compared to the prior year period.

NOTE

‡ - The ArcBest and FleetNet reportable segments, combined, represent Asset-Light operations.

Conference Call

ArcBest will host a conference call with company executives to discuss the 2022 first quarter results. The call will be today, Friday, April 29, at 9:30 a.m. EDT (8:30 a.m. CDT). Interested parties are invited to listen by calling (800) 891-9945 or by joining the webcast which can be found on ArcBest’s website at arcb.com. Slides to accompany this call are included in Exhibit 99.3 of the Form 8-K filed on April 29, 2022, will be posted and available to download on the company’s website prior to the scheduled conference time, and will be included in the webcast. Following the call, a recorded playback will be available through the end of the day on June 15, 2022. To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers). The conference call ID for the playback is 22017045. The conference call and playback can also be accessed, through June 15, 2022, on ArcBest’s website at arcb.com.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a multibillion-dollar integrated logistics company that helps keep the global supply chain moving. Founded in 1923 and now with nearly 15,000 employees across more than 250 campuses and service centers, the company is a logistics powerhouse, fueled by the simple notion of finding a way to get the job done. Through innovative thinking, agility and trust, ArcBest leverages their full suite of shipping and logistics solutions to meet customers’ critical needs, each and every day. For more information, visit arcb.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in this press release concerning results for the three months ended March 31, 2022 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding (i) our expectations about our intrinsic value or our prospects for growth and value creation and (ii) our financial outlook, position, strategies, goals, and expectations. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: the effects of widespread outbreak of an illness or disease, including the COVID-19 pandemic, or any other public health crisis, as well as regulatory measures implemented in response to such events; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us, including acts of war or terrorism or military conflicts; a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; interruption or failure of third-party software or information technology systems or licenses; untimely or ineffective development and implementation of, or failure to realize potential benefits associated with, new or enhanced technology or processes, including the pilot test program at ABF Freight; the loss or reduction of business from large customers; the ability to manage our cost structure, and the timing and performance of growth initiatives; the cost, integration, and performance of any recent or future acquisitions, including the acquisition of MoLo Solutions, LLC, and the inability to realize the anticipated benefits of the acquisition within the expected time period or at all; market fluctuations and interruptions affecting the price of our stock or the price or timing of our share repurchase programs; maintaining our corporate reputation and intellectual property rights; nationwide or global disruption in the supply chain increasing volatility in freight volumes; competitive initiatives and pricing pressures; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and develop employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; governmental regulations; environmental laws and regulations, including emissions-control regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; self-insurance claims and insurance premium costs; potential impairment of goodwill and intangible assets; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; increasing costs due to inflation; seasonal fluctuations and adverse weather conditions; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (the “SEC”).

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest® and its reportable segments.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31
	2022	2021

	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$1,335,074	$829,213

OPERATING EXPENSES	1,240,146	797,022

OPERATING INCOME	94,928	32,191

OTHER INCOME (COSTS)
Interest and dividend income	106	392
Interest and other related financing costs	(1,939)	(2,428)
Other, net	(826)	1,192
	(2,659)	(844)

INCOME BEFORE INCOME TAXES	92,269	31,347

INCOME TAX PROVISION	22,700	7,986

NET INCOME	$69,569	$23,361

EARNINGS PER COMMON SHARE
Basic	$2.82	$0.92
Diluted	$2.68	$0.87

AVERAGE COMMON SHARES OUTSTANDING
Basic	24,710,685	25,454,921
Diluted	25,911,200	26,930,402

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.08	$0.08

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	March 31	December 31
	2022	2021
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$64,108	$76,620
Short-term investments	37,024	48,339
Accounts receivable, less allowances (2022 - $15,737; 2021 - $13,226)	676,200	582,344
Other accounts receivable, less allowances (2022 - $697; 2021 - $690)	22,109	13,094
Prepaid expenses	42,688	40,104
Prepaid and refundable income taxes	9,010	9,654
Other	9,440	5,898
TOTAL CURRENT ASSETS	860,579	776,053

PROPERTY, PLANT AND EQUIPMENT
Land and structures	352,420	350,694
Revenue equipment	981,317	980,283
Service, office, and other equipment	259,201	251,085
Software	180,641	175,989
Leasehold improvements	17,226	16,931
	1,790,805	1,774,982
Less allowances for depreciation and amortization	1,098,431	1,079,061
	692,374	695,921

GOODWILL	299,008	300,337
INTANGIBLE ASSETS, NET	123,363	126,580
OPERATING RIGHT-OF-USE ASSETS	125,988	106,686
DEFERRED INCOME TAXES	5,324	5,470
OTHER LONG-TERM ASSETS	103,063	101,629
TOTAL ASSETS	$2,209,699	$2,112,676

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$340,966	$311,401
Income taxes payable	8,364	12,087
Accrued expenses	276,888	305,851
Current portion of long-term debt	89,766	50,615
Current portion of operating lease liabilities	24,127	22,740
TOTAL CURRENT LIABILITIES	740,111	702,694

LONG-TERM DEBT, less current portion	168,912	174,917
OPERATING LEASE LIABILITIES, less current portion	106,463	88,835
POSTRETIREMENT LIABILITIES, less current portion	16,710	16,733
OTHER LONG-TERM LIABILITIES	130,471	135,537
DEFERRED INCOME TAXES	63,860	64,893

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2022: 29,384,711 shares; 2021: 29,359,957 shares	294	294
Additional paid-in capital	344,429	318,033
Retained earnings	868,905	801,314
Treasury stock, at cost, 2022: 4,900,512 shares; 2021: 4,492,514 shares	(235,779)	(194,273)
Accumulated other comprehensive income	5,323	3,699
TOTAL STOCKHOLDERS’ EQUITY	983,172	929,067
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,209,699	$2,112,676

Note: The balance sheet at December 31, 2021 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31
	2022	2021

	Unaudited
	($ thousands)
OPERATING ACTIVITIES
Net income	$69,569	$23,361
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,591	29,387
Amortization of intangibles	3,232	967
Share-based compensation expense	2,763	2,354
Provision for losses on accounts receivable	1,628	(96)
Change in deferred income taxes	(1,417)	(4,998)
Gain on sale of property and equipment and lease termination	(3,002)	(8,635)
Changes in operating assets and liabilities:
Receivables	(103,677)	(22,568)
Prepaid expenses	(2,858)	(2,582)
Other assets	(2,781)	(164)
Income taxes	(3,017)	6,376
Operating right-of-use assets and lease liabilities, net	14	567
Accounts payable, accrued expenses, and other liabilities	(3,298)	(1,435)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(11,253)	22,534

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(19,471)	(9,588)
Proceeds from sale of property and equipment	5,334	10,079
Purchases of short-term investments	(12,339)	(18,130)
Proceeds from sale of short-term investments	23,590	24,418
Capitalization of internally developed software	(4,510)	(5,705)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(7,396)	1,074

FINANCING ACTIVITIES
Borrowings under credit facilities	58,000	—
Payments on long-term debt	(32,967)	(17,387)
Net change in book overdrafts	955	(5,434)
Payment of common stock dividends	(1,978)	(2,037)
Purchases of treasury stock	(16,506)	(1,001)
Payments for tax withheld on share-based compensation	(1,367)	(161)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	6,137	(26,020)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(12,512)	(2,412)
Cash and cash equivalents at beginning of period	76,620	303,954
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$64,108	$301,542

NONCASH INVESTING ACTIVITIES
Equipment financed	$8,113	$—
Accruals for equipment received	$712	$233
Lease liabilities arising from obtaining right-of-use assets	$25,473	$1,959

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended
	March 31
	2022		2021

	Unaudited
	($ thousands, except percentages)
REVENUES
Asset-Based	$705,311		$556,292

ArcBest(1)	595,284		252,336
FleetNet	78,378		59,163
Total Asset-Light	673,662		311,499

Other and eliminations	(43,899)		(38,578)
Total consolidated revenues	$1,335,074		$829,213

OPERATING EXPENSES
Asset-Based
Salaries, wages, and benefits	$313,497	44.5%	$285,694	51.4%
Fuel, supplies, and expenses	84,831	12.0	60,841	10.9
Operating taxes and licenses	12,493	1.8	12,248	2.2
Insurance	10,431	1.5	8,939	1.6
Communications and utilities	4,687	0.7	4,970	0.9
Depreciation and amortization	24,305	3.4	23,484	4.2
Rents and purchased transportation	102,985	14.6	75,588	13.6
Shared services	67,150	9.5	55,866	10.1
Gain on sale of property and equipment(2)	(2,695)	(0.4)	(8,695)	(1.6)
Innovative technology costs(3)	6,960	1.0	6,868	1.2
Other	633	0.1	434	0.1
Total Asset-Based	625,277	88.7%	526,237	94.6%

ArcBest(1)
Purchased transportation	$508,380	85.4%	$210,995	83.6%
Supplies and expenses	3,266	0.6	2,568	1.0
Depreciation and amortization(4)	5,180	0.9	2,386	1.0
Shared services	50,197	8.4	26,072	10.3
Other	7,145	1.2	2,050	0.8
	574,168	96.5%	244,071	96.7%
FleetNet	76,661	97.8%	58,140	98.3%
Total Asset-Light	650,829		302,211

Other and eliminations(5)	(35,960)		(31,426)
Total consolidated operating expenses	$1,240,146	92.9%	$797,022	96.1%

OPERATING INCOME
Asset-Based	$80,034		$30,055

ArcBest(1)	21,116		8,265
FleetNet	1,717		1,023
Total Asset-Light	22,833		9,288

Other and eliminations(5)	(7,939)		(7,152)
Total consolidated operating income	$94,928		$32,191

1)	The 2022 period includes the operations of MoLo, which was acquired on November 1, 2021.
2)	The 2021 period includes an $8.6 million gain on the sale of an unutilized service center property.
3)	Represents costs associated with the freight handling pilot test program at ABF Freight.
4)	Depreciation and amortization includes amortization of intangibles associated with acquired businesses.
5)	“Other and eliminations” includes corporate costs for certain unallocated shared service costs which are not attributable to any segment, additional investments to offer comprehensive transportation and logistics services across multiple operating segments, and other investments in ArcBest technology and innovations, including innovative technology costs.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

We report our financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. The use of certain non-GAAP measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Other companies may calculate non-GAAP measures differently; therefore, our calculation may not be comparable to similarly titled measures of other companies. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as determined under GAAP.

	Three Months Ended
	March 31
	2022	2021

ArcBest Corporation - Consolidated	(Unaudited)
	($ thousands, except per share data)
Operating Income
Amounts on GAAP basis	$94,928	$32,191
Innovative technology costs, pre-tax(1)	9,686	7,667
Purchase accounting amortization(2)	3,213	937
Change in fair value of contingent consideration(3)	810	—
Non-GAAP amounts	$108,637	$40,795

Net Income
Amounts on GAAP basis	$69,569	$23,361
Innovative technology costs, after-tax (includes related financing costs)(1)	7,289	5,824
Purchase accounting amortization(2)	2,396	702
Change in fair value of contingent consideration(3)	604	—
Life insurance proceeds and changes in cash surrender value	793	(1,266)
Tax benefit from vested RSUs(4)	(870)	(135)
Non-GAAP amounts	$79,781	$28,486

Diluted Earnings Per Share
Amounts on GAAP basis	$2.68	$0.87
Innovative technology costs, after-tax (includes related financing costs)(1)	0.28	0.22
Purchase accounting amortization(2)	0.09	0.03
Change in fair value of contingent consideration(3)	0.02	—
Life insurance proceeds and changes in cash surrender value	0.03	(0.05)
Tax benefit from vested RSUs(4)	(0.03)	(0.01)
Non-GAAP amounts(5)	$3.08	$1.06

1)	Represents costs associated with the freight handling pilot test program at ABF Freight and initiatives to optimize our performance through technological innovation, including costs related to our investment in human-centered remote operation software.
2)	Represents the amortization of acquired intangible assets related to the November 1, 2021 acquisition of MoLo and previously acquired businesses in the ArcBest segment.
3)	Represents change in fair value of the contingent consideration recorded for the MoLo acquisition. The liability for contingent consideration is remeasured at each quarterly reporting date, and any change in fair value as a result of the recurring assessments is recognized in operating income. As previously disclosed, contingent consideration for the MoLo acquisition will be paid based on achievement of certain targets of adjusted earnings before interest, taxes, depreciation, and amortization, as adjusted for certain items pursuant to the merger agreement, for years 2023 through 2025.
4)	The Company recognizes the tax impact for the vesting of share-based compensation resulting in excess tax expense (benefit).
5)	Non-GAAP EPS is calculated in total and may not foot due to rounding.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

	Three Months Ended
	March 31
	2022		2021

Segment Operating Income Reconciliations	(Unaudited)
	($ thousands, except percentages)
Asset-Based Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$80,034	88.7%	$30,055	94.6%
Innovative technology costs, pre-tax(1)	6,960	(1.0)	6,868	(1.2)
Non-GAAP amounts	$86,994	87.7%	$36,923	93.4%

Asset-Light
ArcBest Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$21,116	96.5%	$8,265	96.7%
Purchase accounting amortization(2)	3,213	(0.5)	937	(0.4)
Change in fair value of contingent consideration(3)	810	(0.1)	—	—
Non-GAAP amounts	$25,139	95.9%	$9,202	96.3%

FleetNet Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$1,717	97.8%	$1,023	98.3%

Total Asset-Light
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$22,833	96.6%	$9,288	97.0%
Purchase accounting amortization(2)	3,213	(0.5)	937	(0.3)
Change in fair value of contingent consideration(3)	810	(0.1)	—	—
Non-GAAP amounts	$26,856	96.0%	$10,225	96.7%

Other and Eliminations
Operating Loss ($)
Amounts on GAAP basis	$(7,939)		$(7,152)
Innovative technology costs, pre-tax(4)	2,726		799
Non-GAAP amounts	$(5,213)		$(6,353)

1)	Represents costs associated with the freight handling pilot test program at ABF Freight.
2)	Represents the amortization of acquired intangible assets related to the November 1, 2021 acquisition of MoLo and previously acquired businesses in the ArcBest segment.
3)	Represents change in fair value of the contingent consideration recorded for the MoLo acquisition, as previously described in the footnotes to the ArcBest Corporation – Consolidated non-GAAP table.
4)	Represents costs associated with initiative to optimize our performance through technological innovation, including costs related to our investment in human-centered remote operation software, and costs related to the freight handling pilot test program at ABF Freight.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Effective Tax Rate Reconciliation
ArcBest Corporation - Consolidated

(Unaudited)
($ thousands, except percentages)	Three Months Ended March 31, 2022
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(5)
Amounts on GAAP basis	$94,928	$(2,659)	$92,269	$22,700	$69,569	24.6%
Innovative technology costs(1)	9,686	129	9,815	2,526	7,289	25.7
Purchase accounting amortization(2)	3,213	—	3,213	817	2,396	25.4
Change in fair value of contingent consideration(3)	810	—	810	206	604	25.4
Life insurance proceeds and changes in cash surrender value	—	793	793	—	793	—
Tax benefit from vested RSUs(4)	—	—	—	870	(870)	—
Non-GAAP amounts	$108,637	$(1,737)	$106,900	$27,119	$79,781	25.4%

	Three Months Ended March 31, 2021
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(5)
Amounts on GAAP basis	$32,191	$(844)	$31,347	$7,986	$23,361	25.5%
Innovative technology costs(1)	7,667	174	7,841	2,017	5,824	25.7
Purchase accounting amortization(2)	937	—	937	235	702	25.1
Life insurance proceeds and changes in cash surrender value	—	(1,266)	(1,266)	—	(1,266)	—
Tax benefit from vested RSUs(4)	—	—	—	135	(135)	—
Non-GAAP amounts	$40,795	$(1,936)	$38,859	$10,373	$28,486	26.7%

1)	Represents costs associated with the freight handling pilot test program at ABF Freight and initiatives to optimize our performance through technological innovation, including costs related to our investment in human-centered remote operation software.
2)	Represents the amortization of acquired intangible assets related to the November 1, 2021 acquisition of MoLo and previously acquired businesses in the ArcBest segment.
3)	Represents change in fair value of the contingent consideration recorded for the MoLo acquisition, as previously described in the footnotes to the ArcBest Corporation – Consolidated non-GAAP table.
4)	The Company recognizes the tax impact for the vesting of share-based compensation resulting in excess tax expense (benefit).
5)	Tax rate for total “Amounts on GAAP basis” represents the effective tax rate. The tax effects of non-GAAP adjustments are calculated based on the statutory rate applicable to each item based on tax jurisdiction, unless the nature of the item requires the tax effect to be estimated by applying a specific tax treatment.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

Management uses Adjusted EBITDA as a key measure of performance and for business planning. The measure is particularly meaningful for analysis of operating performance because it excludes amortization of acquired intangibles and software of the Asset-Light businesses and changes in the fair value of contingent consideration, which are significant expenses resulting from strategic decisions rather than core daily operations. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in our credit agreement. The calculation of Consolidated Adjusted EBITDA as presented below begins with net income, which is the most directly comparable GAAP measure. The calculation of Asset-Light Adjusted EBITDA as presented below begins with operating income, as other income (costs), income taxes, and net income are reported at the consolidated level and not included in the operating segment financial information evaluated by management to make operating decisions.

	Three Months Ended
	March 31
	2022	2021

	(Unaudited)
ArcBest Corporation - Consolidated Adjusted EBITDA	($ thousands)

Net Income	$69,569	$23,361
Interest and other related financing costs	1,939	2,428
Income tax provision	22,700	7,986
Depreciation and amortization(1)	34,823	30,354
Amortization of share-based compensation	2,763	2,354
Change in fair value of contingent consideration(2)	810	—
Consolidated Adjusted EBITDA	$132,604	$66,483

1)	Includes amortization of intangibles associated with acquired businesses.
2)	Represents change in fair value of the contingent consideration recorded for the MoLo acquisition, as previously described in the footnotes to the ArcBest Corporation – Consolidated non-GAAP table.

	Three Months Ended
	March 31
	2022	2021

Asset-Light Adjusted EBITDA	(Unaudited)
	($ thousands)

ArcBest
Operating Income	$21,116	$8,265
Depreciation and amortization(3)	5,180	2,386
Change in fair value of contingent consideration(4)	810	—
Adjusted EBITDA	$27,106	$10,651

FleetNet
Operating Income	$1,717	$1,023
Depreciation and amortization(3)	427	415
Adjusted EBITDA	$2,144	$1,438

Total Asset-Light
Operating Income	$22,833	$9,288
Depreciation and amortization(3)	5,607	2,801
Change in fair value of contingent consideration(4)	810	—
Adjusted EBITDA	$29,250	$12,089

3)	Includes amortization of intangibles associated with acquired businesses.
4)	Represents change in fair value of the contingent consideration recorded for the MoLo acquisition, as previously described in the footnotes to the ArcBest Corporation – Consolidated non-GAAP table.

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended
	March 31
	2022	2021	% Change

	(Unaudited)
Asset-Based

Workdays	63.5	63.0

Billed Revenue(1) / CWT	$43.70	$36.09	21.1%

Billed Revenue(1) / Shipment	$578.80	$462.22	25.2%

Shipments	1,227,224	1,215,416	1.0%

Shipments / Day	19,326	19,292	0.2%

Tonnage (Tons)	812,730	778,415	4.4%

Tons / Day	12,799	12,356	3.6%

Pounds / Shipment	1,325	1,281	3.4%

Average Length of Haul (Miles)	1,079	1,091	(1.1%)

1)	Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes.

Year Over Year % Change
Three Months Ended
March 31, 2022
(Unaudited)
ArcBest(2)

Revenue / Shipment	32.3%

Shipments / Day	83.8%

2)	Statistical data for the three months ended March 31, 2022 include the operations of MoLo, which was acquired on November 1, 2021. Statistical data related to managed transportation solutions transactions are not included in the presentation of operating statistics for the ArcBest segment for the periods presented.

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